Exhibit 10.28

Confidential EXECUTION VERSION

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THE INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (“Agreement”) is entered into as of November 9, 2024 (the “Effective Date”), by and between ARS Pharmaceuticals Operations, Inc., a Delaware corporation, having an address of 11682 El Camino Real, Ste 120, San Diego, CA 92130, U.S. (“Supplier”) and ALK-Abelló A/S, Bøge Allé 6-8, 2970 Hørsholm, Denmark company reg. no. 63717916 (“Purchaser”). Supplier and Purchaser may each be referred to herein individually as a “Party” and collectively as the “Parties”.

Recitals

Whereas, Supplier is developing, and owns or otherwise controls certain intellectual property rights relating to, the Product(s) (as defined below);

Whereas, Purchaser researches, develops, manufactures and commercializes pharmaceutical products;

Whereas, Supplier and Purchaser are entering into a Collaboration, License and Distribution Agreement on even date herewith (the “License Agreement”) under which Supplier is granting to Purchaser a license for the Product(s) in the Field for the Company Territory as further provided therein; and

Whereas, Supplier desires to supply the Supply Products to Purchaser in connection with the License Agreement and on the terms and conditions set forth herein.

Now, Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

Definitions

As used in this Agreement, the following terms shall have the meanings set forth in this Article 1. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings set forth in the License Agreement.

1.1
“Agreed Delivery Date” has the meaning set forth in Section 2.3(a).
1.2
“Amendment” means any Required Amendment, Requested Amendment or Labelling Amendment.
1.3
“Approved Shelf Life” means, with respect to each Supply Product, (a) with respect to the EEA, the shelf life approved in the EU Marketing Authorization for the applicable Supply Product; and (b) with respect to each country of sale outside the EEA, the shelf life approved in the applicable Marketing Authorization for the applicable Supply Product in such country.
1.4
“Binding Zone” has the meaning set forth in Section 2.2(b).
1.5
“Carry Case” has the meaning set forth in Exhibit A.
1.6
“Certificate of Analysis” has the meaning as set forth in the Quality Agreement.
1.7
“Certificate of Compliance” has the meaning as set forth in the Quality Agreement.
1.8
“Claim” has the meaning set forth in Section 7.1.

1.9
“COGS” has the meaning set forth in Exhibit A.
1.10
“Defective Product” has the meaning set forth in Section 2.6(a).
1.11
“Delivery Documentation” has the meaning set forth in Section 4.1.
1.12
“Delivery Site” means the facility of [***], unless otherwise agreed by the Parties in writing.
1.13
“Excluded Obligations” has the meaning set forth in Section 7.5(a).
1.14
“Facilities” has the meaning set forth in Section 4.7.
1.15
“Finished Product” means (a) with respect to Supply Product other than Trainers and Carry Cases, finished drug product, which is the vial containing the active Product substance and the spray delivery device, packaged and labeled, for commercial use in the Field in the Company Territory or (b) with respect to Trainers and Carry Cases, such devices as packaged and labeled for commercial use in the Field in the Company Territory.
1.16
“Force Majeure Event” has the meaning set forth in Section 9.8.
1.17
“Forecast” has the meaning set forth in Section 2.2(a).
1.18
“Global Volume” means, on a Supply Product-by-Supply Product basis and with respect to a given month, the sum of (a) the total volume of Supply Product subject to binding orders (including Orders under this Agreement and orders from ARS Collaborators) placed or to be placed in such month based on then-current forecasts (including Forecasts) and (b) the total volume of Supply Product allocated for use by or on behalf of Supplier outside of the Company Territory in such month.
1.19
“Indemnitee” has the meaning set forth in Section 7.3.
1.20
“Indemnitor” has the meaning set forth in Section 7.3.
1.21
“Indirect Taxes” has the meaning set forth in Section 3.3.
1.22
“Initial Forecast” has the meaning set forth in Section 2.2(a).
1.23
“Key Material” means the excipients, active pharmaceutical ingredient (API) and device components, as applicable, of the Supply Product(s), including, as applicable, Compositions.
1.24
“Labelling Amendment” has the meaning set forth in Section 4.2(b).
1.25
“Latent Defect” means, with respect to a Supply Product, a failure to comply with the Product Warranties at the time of delivery of the Supply Product in question to Purchaser, but which was not discoverable at the time of delivery based on an initial reasonable visual inspection of the exterior packaging of the Supply Product and review and comparison of the applicable Order against the Delivery Documentation for the Supply Product in such Order.
1.26
“Launch Date” means, with respect to a Supply Product and a country, the first day of the month following Supplier’s invoice of such Supply Product to Purchaser designated for sale in such country, which Supply Product was Manufactured by Supplier or its CMO and released for commercial use by Purchaser under this Agreement.
1.27
“Losses” has the meaning set forth in Section 7.1.
1.28
“Lot” means [***].
1.29
“Manufacture” means the activities required to manufacture compositions or products (including, as applicable, Compositions or Supply Products), including by a Party, itself or through its Affiliate, (sub)licensee or CMO, including test method development and stability testing, formulation development, process development, manufacturing scale up, process validation, the manufacturing of the starting material, fill and finish activities and quality assurance/quality control, including improvements to the foregoing. “Manufactured” or “Manufacturing” shall have correlative meaning.
1.30
“Manufacturing Licenses” means the Manufacturing licenses and agreements set forth on Schedule 1.30.
1.31
“Materials” means the active ingredients, raw materials, excipients, packaging materials (including printed packaging materials) and components used in the Manufacture of the Supply Products.
1.32
“Orders” has the meaning set forth in Section 2.3(a).
1.33
“Payment Breach” means [***] undisputed invoices (a) have not been paid following the end of each such invoice’s payment period pursuant to Section 3.1(b) and (b) [***].
1.34
“Price” has the meaning set forth in Section 3.1.
1.35
“Primary Packaged Product” means Supply Product in primary packaged form as further described on Exhibit B.
1.36
“Product Warranties” means, with respect to a Supply Product, the warranties set forth in Section 6.2(a) through 6.2(d).
1.37
“Purchaser Audit” has the meaning set forth in Section 4.7.
1.38
“Purchaser Indemnitee” has the meaning set forth in Section 7.1.
1.39
“Purchaser’s Pro Rata Share” means, with respect to a given month and Supply Product, Purchaser’s pro rata share of the Global Volume of such Supply Product based on binding Orders placed or to be placed by Purchaser under this Agreement for such month (as set forth in the then-current Forecast).
1.40
“Quality Agreement” has the meaning set forth in Section 4.5.
1.41
“Recall” means a “recall”, “market withdrawal” or “stock recovery” of a product as such terms are defined under Applicable Laws.
1.42
“[***]” has the meaning set forth in the definition of Delivery Site.
1.43
“Requested Amendment” has the meaning set forth in Section 4.2(b).
1.44
“Required Amendment” has the meaning set forth in Section 4.2(a).
1.45
“Requirements Commitment” has the meaning set forth in Section 2.1(b).
1.46
“Safety Stock” means, with respect to each month during the Term and each Supply Product, a quantity of the applicable Materials for such Supply Product sufficient to manufacture the quantity of such Supply Product for [***] of the then-current Forecast.
1.47
“Specification” means the specification for the Supply Product as set forth in Exhibit B.
1.48
“Split Fee” has the meaning set forth in Section 2.3(d)(ii).
1.49
“Supplier Indemnitee” has the meaning set forth in Section 7.2.

1.50
“Supply Failure” has the meaning set forth in Section 2.7.
1.51
“Supply Product” means each Product, Trainer and Carry Case, in each case, in each dosage form (if applicable) and packaging configuration (e.g., Finished Product or Primary Packaged Product) as applicable and as set forth in Exhibit A, as such Exhibit may be amended from time to time.
1.52
“Term” has the meaning set forth in Section 8.1.
1.53
“Third Party Supplier” means any Third Party supplier or vendor engaged by or on behalf of Supplier to cover the supply or sale of Compositions, Materials or Supply Products.
1.54
“Transaction Agreements” means this Agreement, the License Agreement and the Quality Agreement.
ARTICLE 2

PRODUCT SUPPLY
2.1
Purchase and Sale.
(a)
Pursuant to the terms and conditions of this Agreement, Purchaser shall purchase from Supplier, and Supplier shall Manufacture and supply (or have Manufactured or supplied in accordance with Section 2.8(a)) to Purchaser, each Supply Product set forth on Exhibit A, in each case in the dosages (if applicable) and packaging configurations set forth for such Supply Product on such Exhibit A, in each case for use under the License Agreement. During the Term, the Parties shall cooperate in good faith to update or amend Exhibit A in writing from time to time as requested by Purchaser to add additional Supply Products, or to modify the applicable dosages and packaging configurations for any Supply Product, including in anticipation of Marketing Authorization for any additional Products, dosages or packaging configurations, in each case, in accordance with Section 2.8 of the License Agreement.
(b)
Supplier shall supply to Purchaser [***] of Purchaser’s and its Affiliates’ and Sublicensees’ requirements of each Supply Product, in such quantities as Purchaser requests pursuant to Orders submitted and accepted hereunder, provided that unless otherwise mutually agreed to by both Parties in writing, during the period from [***], in no event shall Purchaser purchase from Supplier less than [***] of Purchaser’s (and its Affiliates’ and Sublicensees’) requirements of each Supply Product for the Company Territory (the “Requirements Commitment”). [***].
(c)
At meetings of the JCC, pursuant to Section 3.3 of the License Agreement, the Parties shall discuss Supplier’s and its CMOs’ and Third Party Suppliers’ Manufacturing capacity for the entire supply chain for each Supply Product, including any needs by either Party for future capacity increases. The Parties acknowledge that, as of the Effective Date, Supplier (and its CMOs and Third Party Suppliers) have sufficient Manufacturing capacity to Manufacture [***] of Purchaser’s and its Affiliates’ and Sublicensees’ requirements of each Supply Product as such requirements are anticipated as of the Effective Date. If Supplier becomes aware of any change to its (or its CMOS’ or Third Party Suppliers’) Manufacturing capacity that may materially impact Supplier’s ability to Manufacture [***] of Purchaser’s and its Affiliates’ and Sublicensees’ requirements of each Supply Product, then the Parties shall, without prejudice to Purchaser’s rights and remedies, and without relieving Supplier of any obligation under or liabilities arising out of the Transaction Agreements, discuss any necessary remedies in good faith at a meeting of the JCC within [***], which, for clarity, shall be called as an ad-hoc meeting of the JCC pursuant to Section 3.3 of the License Agreement if there is not an already-scheduled meeting of the JCC in such timeframe.
2.2
Forecast.
(a)
No later than [***] after Purchaser submits the first Commercialization Plan to the JSC, Purchaser shall submit to Supplier [***] rolling forecast (“Initial Forecast”) setting forth orders Purchaser expects to place for each Supply Product during each of the next [***] following submission of such Forecast. Thereafter, Purchaser shall update the Initial Forecast [***] to cover the next [***] (each such updated rolling forecast and the Initial Forecast, a “Forecast”).
(b)
The [***] contained within each Forecast (the “Binding Zone”) shall constitute a binding commitment for Purchaser to purchase, and for Supplier to Manufacture and supply (or have Manufactured or supplied in accordance with Section 2.8(a)), the quantity of Supply Products specified for [***] therein. Subject to Section 2.7(c), such quantity for [***] shall not be altered in subsequent Forecasts, unless otherwise agreed by the Parties in writing. Subject to Section 2.2(c), the remainder of the Forecast (other than the Binding Zone) shall be for planning purposes only and shall be non-binding. If Purchaser requests a change to any quantities of Supply Product set forth in the Binding Zone of any Forecast, the Parties shall discuss the matter in good faith, and Supplier shall use commercially reasonable efforts to accommodate such change.
(c)
Unless otherwise agreed by the Parties in writing, the quantity of Supply Products to be purchased during [***] of each Forecast may not be adjusted by Purchaser by more than plus or minus [***] of the quantity of Supply Products in [***] of the immediately preceding Forecast.
2.3
Order.
(a)
Purchaser shall purchase Supply Products from Supplier by submitting purchase orders (“Orders”) to Supplier. All Orders for Supply Products shall be made in writing, specifying the quantities of Supply Product(s) ordered and, with respect to such quantities, the dosage forms (if applicable), packaging configurations and requested delivery date (which shall be no sooner than [***] after the date of the Order). On a Supply Product-by-Supply Product basis, the quantity of the Supply Products ordered by Purchaser under all Orders for a given calendar month shall be at least [***] of the corresponding quantity for such calendar month set forth in the Binding Zone of the Forecast. Within [***] after its receipt of an Order, Supplier shall confirm in writing whether it accepts the Order and, if so, the quantity and delivery date of the Supply Product(s) to be delivered (such date, the “Agreed Delivery Date”); provided that Supplier shall accept such Order so long as the quantity of the Supply Product(s), on a Lot basis and on a Supply Product-by-Supply Product basis, ordered thereunder does not cause the quantity of each Supply Product ordered over a calendar month to exceed [***]. Once an Order is accepted, Supplier shall Manufacture and supply to Purchaser on the Agreed Delivery Date the Supply Product(s) ordered in accordance with the Order and the terms and conditions of this Agreement; provided, however, that Supplier shall be deemed to have satisfied its delivery quantity requirements with respect to such Order so long as the quantity delivered is within plus or minus [***] of the quantity for each Supply Product (in the applicable dosage forms and packaging configurations) set forth in the applicable Order accepted by Supplier pursuant to this Section 2.3(a).
(b)
All Orders shall be governed by the terms of this Agreement, and any term or condition in any purchase order, confirmation, invoice or other document furnished by Purchaser or Supplier that is in any way inconsistent with the terms and conditions set forth in this Agreement is hereby expressly rejected.
(c)
In order to ensure that Supplier complies with its Supply Product delivery obligations hereunder, during each month during the Term, Supplier shall [***] maintain the amount of Safety Stock for each Supply Product for such month in inventory at the Facilities. Purchaser shall be responsible for reimbursing Supplier for the cost of any expired or otherwise unused Safety Stock that Supplier is unable to allocate to other products as a result of such Safety Stock being tailored specifically for the Company Territory (e.g., labels in local languages) [***].
(d)
The number of units of each Supply Product ordered under each Order shall not be less than the minimum order quantity set forth for such Supply Product in Exhibit A. If the quantities specified in an Order do not equal a whole number multiple of Lots, such quantities shall be rounded up by the minimum amount necessary to the nearest whole Lot.
(i)
Purchaser shall have the right to place Orders for [***] Lots and [***] Lots. With respect to [***] Lots, Purchaser will only have the right to place Orders for up to [***] batches at the [***] Lot size through [***]. Upon Purchaser’s request, Supplier shall use [***] to supply more than [***] batches of Supply Product in [***] Lots and to supply Supply Product in [***] Lots after [***]. The

Price for (A) any additional [***] Lots above [***] batches and (B) Supply Product in [***] Lots after [***], in each case ((A) and (B)) shall be [***]. [***].
(ii)
[***].
2.4
Purchaser Changes to Orders. If Purchaser requests changes to any Order after receipt thereof by Supplier, Supplier shall use commercially reasonable efforts to satisfy changes in quantity or delivery date requested by Purchaser in respect of any Order, provided that Purchaser shall reimburse [***] Supplier in the event it is able to meet such change; provided, further, that upon Purchaser’s request, [***].
2.5
Shipping; Delivery. Delivery of the Supply Product(s) from Supplier to Purchaser shall take place [***]. Supplier shall notify Purchaser no later than [***] prior to when the Supply Product(s) are available for collection by Purchaser (or its carrier or designee) at the Delivery Site. If the applicable Delivery Site is the [***], Supplier will hold (or cause its CMO to hold) the Supply Product at the [***] for up to [***] following delivery at no additional cost. At Purchaser’s request, Supplier shall use [***] to cause its CMO to hold the Supply Product for any additional time period beyond such [***] period, and Purchaser shall bear any costs incurred in connection with the storage of the Supply Product for such additional period of time. Purchaser shall be responsible for obtaining all licenses or other authorizations for the exportation of the Supply Product(s) from the United States (or the country of the applicable Delivery Site) and importation of the Supply Product(s) into the destination country (if any), and Purchaser shall contract for shipping and insurance of the Supply Product(s) from the [***] (or such other Delivery Site, if applicable), at Purchaser’s cost and expense, including, as applicable, to any other facility for secondary packaging. All freight, insurance and other shipping expenses, as well as any special packing expense, shall be paid by Purchaser. Purchaser shall also bear all applicable taxes, duties and similar charges that may be assessed against any Supply Products after delivery to the carrier at Supplier’s (or its contractor’s) facilities. Notwithstanding anything to the contrary in this Agreement or the Quality Agreement, claims related to any shortage in the quantity of any Supply Product sold under this Agreement shall be waived by Purchaser unless made within [***] of receipt of such Supply Product by Purchaser.
2.6
Inspection; Acceptance; Rejection.
(a)
Purchaser shall have the right to inspect, test, and validate all Supply Product shipped by Supplier to Purchaser. If Purchaser reasonably determines that any Supply Product shipped by Supplier to Purchaser hereunder fails to conform to the Product Warranties at the time of delivery (“Defective Product”), (i) Purchaser may reject such shipment of the Supply Product (or the applicable Lot therein) by notifying Supplier in writing of such rejection within [***] after the delivery of the Supply Product or (ii) if a Latent Defect is discovered within [***] after such delivery, Purchaser may reject such portion of the Supply Product by notifying Supplier in writing of such rejection within [***] after discovery of such Latent Defect, in each case ((i) and (ii)), which notice shall include the reason(s) for the rejection and any supporting documentation or other evidence. After Supplier’s receipt of a notice of rejection by Purchaser in accordance with this Section 2.6(a), Supplier shall notify Purchaser in writing as promptly as practicable whether it accepts or rejects Purchaser’s assertions of non-conformity. Upon Supplier’s request [***], Purchaser shall provide a sample of such Defective Product for testing by Supplier or its designee.
(b)
If Supplier rejects Purchaser’s assertions of non-conformity, the Parties shall use reasonable efforts to resolve such disagreement as promptly as possible. If the Parties fail to agree whether or not the rejected Supply Product is Defective Product within [***] of Supplier’s receipt of Purchaser’s rejection pursuant to Section 2.6(a), the Parties shall mutually select an independent Third Party laboratory to evaluate whether the Supply Product in question is Defective Product. If the Parties cannot agree on an independent Third Party laboratory, the Parties shall discuss the matter in good faith at a meeting of the JSC within [***], which, for clarity, shall be called as an ad-hoc meeting of the JSC pursuant to Section 3.3 of the License Agreement if there is not an already-scheduled meeting of the JSC in such timeframe. If the JSC is unable to resolve the matter through such discussions (for which, for avoidance of doubt, neither Party shall have the final decision-making authority with respect thereto), then the Parties will accept a laboratory or expert appointed by the International Chamber of Commerce International Centre for Alternative Dispute Resolution in accordance with the Rules for the Appointment of Experts and Neutrals of the International Chamber of Commerce. Such independent laboratory’s (or expert’s) conclusion shall be binding upon the Parties, and the Party in error shall be responsible for the cost of the evaluation by such independent laboratory (or expert). If such independent laboratory (or expert) determines that the Supply Product delivered by Supplier conforms to the Product Warranty, then such Supply Product shall be deemed to conform to such Product Warranty, and, to such extent, such Supply Product shall be deemed to have been accepted by Purchaser.
(c)
If Supplier accepts Purchaser’s assertions of non-conformity, or if the independent Third Party laboratory (or expert) determines that the rejected Supply Product is Defective Product, then, without prejudice to Purchaser’s rights and remedies, and without relieving Supplier of any obligation under or liabilities arising out of the Transaction Agreements, Purchaser may place a replacement Order(s) to replace the quantity of the Defective Product, and Supplier shall promptly fill and ship such Order [***].
2.7
Failure or Inability to Supply Product. If Supplier, at any time during the Term, is unable, or has reason to believe it will be unable, to supply Purchaser with any Supply Product Manufactured in accordance with cGMP and conforming to the Specifications, in whole or in part of the quantity set forth in the applicable Order submitted by Purchaser in accordance with Section 2.3(a) for a month included in the Binding Zone (including due to any inability of any Third Party or any Force Majeure Event) (such event, a “Supply Failure”), Supplier shall promptly and in any event within [***] notify Purchaser in writing. Promptly thereafter, and without prejudice to Purchaser’s rights and remedies, and without relieving Supplier of any obligation under or liabilities arising out of the Transaction Agreements:
(a)
the Parties shall discuss remedial steps such that Purchaser may obtain such full quantity of conforming Supply Product;
(b)
if such Supply Failure is a result of a shortage of Materials or other occurrence impacting the Manufacturing capacity of Supplier or its CMO(s), Supplier shall, and shall cause its CMO(s) to, allocate the available supply of such Materials or affected Manufacturing capacity or Supply Product to Purchaser in an amount that is no less than Purchaser’s Pro Rata Share, and, in no event, shall Purchaser be allocated quantities of such Materials, Manufacturing capacity or Supply Product in amounts less than the amounts Supplier allocates to any ARS Collaborator (other than for the United States) for such Materials, Manufacturing capacity or Supply Product. Upon Purchaser’s request, Supplier shall provide to Purchaser reasonable written evidence of the Global Volume and calculation of Purchaser’s Pro Rata Share;
(c)
during any month of the Binding Zone in which Supplier is unable to supply any Supply Product to Purchaser in whole or in part of the quantity set forth in the applicable Order submitted by Purchaser (to the extent consistent with the amount forecasted for such month in the Binding Zone), Purchaser shall be relieved of (i) its binding commitment and (ii) its Requirements Commitment with respect to such month, in each case, only to the extent of Supplier’s failure to supply such quantity of such Supply Product; and
(d)
Supplier shall, or Supplier shall cause its CMO to, promptly fill and ship any applicable Orders in compliance with this Agreement, as soon as reasonably practicable.
2.8
Subcontractors.
(a)
Supplier shall have the right to use Affiliates or CMOs to perform its Manufacturing and supply obligations under this Agreement; provided that any such Affiliates or CMOs conducting any Manufacturing or supply, or any subcontractors thereof, that are described in the applicable Regulatory Documentation with respect to the Supply Product, are set out in Schedule 2.8(a) or are otherwise agreed to by Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. For clarity, it shall not be unreasonable for Purchaser to condition such consent on the applicable Affiliate or CMO passing Purchaser’s commercially reasonable supply chain qualification requirements. If Supplier proposes to engage an Affiliate or CMO other than those already approved in Schedule 2.8(a), or make any changes to subcontractors as described in such Regulatory Documentation, Supplier shall notify Purchaser prior to such engagement or change, and with sufficient details of the proposed subcontracting entity and scope of subcontracted rights and activities so that

Purchaser can properly maintain or update such Regulatory Documentation with respect to the applicable Supply Product. Upon Purchaser’s approval of any proposed subcontracting arrangement, the Parties will use good faith efforts to update Schedule 2.8(a) to include such subcontractor and arrangement in the list of approved subcontractors. For any subcontract, Supplier shall remain responsible for its subcontracted obligations as though Supplier had performed them itself and for purposes of this Agreement and all acts and omissions of any subcontractor under this Agreement shall be deemed to be Supplier’s. Supplier shall ensure that the subcontractor complies with the obligations and restrictions applicable to Supplier under this Agreement, and the other Transaction Agreements, as applicable, and shall further ensure that its subcontractor is subject to confidentiality obligations with respect to Confidential Information substantially equivalent to those set forth in this Agreement. Supplier shall manage the performance of any subcontractor at its sole cost and expense, and Supplier shall be Purchaser’s sole point of contact regarding any subcontracted services or Supplier responsibilities under this Agreement, including with respect to payment, except as the Parties otherwise agree in writing. Notwithstanding the foregoing, the terms of this Agreement and Supplier’s obligations hereunder are subject to any written agreement between Supplier and its contractor manufacturers entered into prior to the Effective Date, including the Manufacturing Licenses.
(b)
Purchaser shall have the right to engage its Affiliates or Third Party subcontractors (including contract sales forces and distributors) to perform any of its obligations under this Agreement. Purchaser shall remain responsible for such obligations as though Purchaser had performed them itself. The activities and all acts and omissions of any such Affiliate or Third Party subcontractors will be considered activities of Purchaser under this Agreement. Purchaser shall ensure that any such Affiliate or subcontractor to which it discloses Confidential Information of Supplier is subject to confidentiality obligations substantially equivalent to those set forth in this Agreement. Purchaser shall be Supplier’s sole point of contact regarding Purchaser responsibilities under this Agreement, including with respect to payment, except as the Parties otherwise agree in writing.
2.9
Transfer to Purchaser. Following Purchaser’s election to assume responsibility for the Manufacture and supply of Supply Product pursuant to Section 6.3 of the License Agreement, completion of all Technical Transfer activities pursuant to Section 6.4 of the License Agreement and commencement of Manufacturing of Supply Product for commercial use by Purchaser or Purchaser’s designated Third Party manufacturer, unless otherwise set forth in Section 6.3 of the License Agreement or the manufacturing transition plan agreed by the Parties pursuant to Section 6.3 of the License Agreement, the Parties shall discuss whether to terminate this Agreement, and if the Parties agree not to terminate this Agreement, negotiate in good faith an amendment of this Agreement with respect to Section 2.1(b) and related terms.
ARTICLE 3

PRICE; PAYMENTS
3.1
Supply Price and Adjustment.
(a)
Purchaser shall pay to Supplier for the Supply Product supplied at a price equal to the purchase price for each Supply Product (and the applicable dosage from and packaging configuration) set forth on Exhibit A (such price, as may be adjusted pursuant to this Section 3.1(a), the “Price”). Commencing on [***]. For the avoidance of doubt, such adjusted Price shall not apply to any Supply Product to be delivered under any Order submitted prior to such increase.
(b)
Upon delivery of the Supply Product to Purchaser in accordance with Section 2.5, Supplier shall submit to Purchaser an invoice for payment of the Price, in U.S. dollars, for the Supply Product included in such delivery. Purchaser shall pay such invoice within [***] after the receipt of the invoice; provided that if Purchaser disputes any portion of any invoice, it shall pay the undisputed portion and shall promptly provide Supplier with written notice of the disputed portion and its reasons therefor, and Purchaser shall not be obligated to pay such disputed portion until the dispute is resolved. The Parties shall use good faith efforts to resolve any such disputes promptly, and if they are unable to resolve such dispute within [***] of Supplier’s receipt of Purchaser’s written notice of the disputed portion, then such dispute shall be submitted to dispute resolution pursuant to Section 9.15. Upon final resolution of such disputed invoice, Supplier shall submit to Purchaser an invoice for payment of the amount (as finally determined), in U.S. dollars, and Purchaser shall pay such invoice within [***] after the receipt of the invoice. In the event of any inconsistency between an invoice and this Agreement, the terms of this Agreement shall control.
3.2
Mode of Payment. All amounts payable under this Agreement will be in U.S. dollars. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by Supplier, unless otherwise specified in writing by Supplier.
3.3
Tax. The Price for the Supply Product due to Supplier hereunder is exclusive of, and without reduction for, any and all sales tax, excise tax, value-added tax (including, for greater certainty, any goods and services tax, harmonized sales tax and any similar provincial sales tax) and similar taxes (“Indirect Taxes”). Purchaser shall be responsible for paying all Indirect Taxes imposed by any government authority upon the supply of the Supply Product to Purchaser pursuant to this Agreement, provided that Supplier shall have timely provided Purchaser with an invoice for such Indirect Taxes a form that is in accordance with Applicable Laws with respect to Indirect Taxes. Supplier shall timely remit any Indirect Taxes collected from Purchaser pursuant to this Section 3.3 to the appropriate government authority in accordance with Applicable Laws with respect to Indirect Taxes.
3.4
Late Payments. In the event that any undisputed payment due under this Agreement is not made when due, or for disputed payments, once resolved pursuant to Section 3.1 or Section 9.15, as applicable, the payment shall accrue interest from the date due at the annual rate of [***] on the first day of such Calendar Quarter in which such payments are overdue, calculated based on the number of days such payment is late; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate permissible under Applicable Laws. The payment of such interest shall not limit Supplier from exercising any other rights it may have as a consequence of the lateness of any payment.
ARTICLE 4

QUALITY; REGULATORY
4.1
General. Supplier shall, and shall cause its CMOs to, Manufacture the Supply Product(s) in accordance with the Specifications, the requirements of the Transaction Agreements, and all Applicable Laws, including cGMP and, as applicable, EU Falsified Medicines Directive 2011/62/EU and Commission Regulation (EU) 2016/161. In connection with each delivery of Supply Product(s), Supplier shall deliver to Purchaser a Certificate of Analysis, a Certificate of Compliance and such other documentation (including batch records) as set forth in the Quality Agreement for, and such other documentation related to Manufacturing and testing of, each such Supply Product (“Delivery Documentation”). Supplier shall maintain or cause to be maintained all Manufacturing licenses and other regulatory and governmental permits, licenses and approvals under Applicable Laws that may be necessary to Manufacture and ship Supply Products under this Agreement.
4.2
Amendment of Product Specifications; Manufacturing Change Control.
(a)
Each Party shall notify the other Party of any amendment, modification or supplement to the Specifications or changes to the Manufacturing process, Facilities or Materials (or sources of Materials) with respect to any Supply Product that is required for the purpose of complying with any Regulatory Approval, cGMPs or other Applicable Laws and that does not result in any change in the Composition or Product resulting in a Product Improvement (each such amendment, modification or supplement, a “Required Amendment”).
(b)
Purchaser may request an amendment, modification or supplement to the Specifications that does not result in any change in the Composition or Product resulting in a Product Improvement (i) with respect to a label change (each such amendment, modification or supplement, a “Labelling Amendment”) or (ii) for any other purpose or with respect to the Manufacturing process, Facilities or Materials (or sources of Materials) for Supply Product (each such amendment, modification or supplement that is not a Labelling Amendment or Required Amendment, a “Requested Amendment”).

(c)
Supplier shall use [***] to implement (or cause to be implemented) each Required Amendment or Labelling Amendment within a reasonable time period mutually agreed by the Parties in good faith following Purchaser’s request therefor (subject to any timeframes necessary for compliance with any Regulatory Approval, cGMPs or other Applicable Laws). Without limitation to the foregoing, the Parties shall cooperate in good faith to adopt in writing such Required Amendment or Labelling Amendment, as applicable. [***].
(d)
With respect to any proposed Requested Amendment, the Parties shall negotiate in good faith regarding such Requested Amendment. Any proposed Requested Amendment, and any costs to be reimbursed by Purchaser in connection therewith, shall be subject to the written approval of both Parties; provided that Supplier shall not unreasonably withhold, condition or delay its consent to any Requested Amendment that has been or is being implemented for such Product for use in the United States. Following approval of such Requested Amendment by both Parties, Supplier shall use [***] to implement (or cause to be implemented) each such Requested Amendment within a reasonable timeframe as may be agreed by the Parties. [***]. Notwithstanding anything to the contrary in Section 4.2(c) or this Section 4.2(d), [***].
(e)
In connection with any potential Amendment pursuant to Section 4.2(a) or Section 4.2(b), at Purchaser’s request, Supplier shall prepare and provide to Purchaser a good faith estimate of any costs for which Purchaser would be responsible pursuant to this Section 4.2 in connection with the implementation thereof. Subject to approval by the Parties in writing of the applicable Amendment and of the costs borne by or allocated to Purchaser under Section 4.2, promptly following completion of the activities required to implement the applicable Amendment, Supplier shall invoice Purchaser for any costs in U.S. dollars for which Purchaser is required to reimburse Supplier pursuant to Section 4.2, and Purchaser shall pay such invoice within [***] after the receipt of the invoice; provided that, upon Purchaser’s request, Supplier shall provide to Purchaser reasonable written evidence of the actual incurrence of such costs.
(f)
In the event that Supplier is unable to or plans not to agree to or implement an Amendment, then Supplier shall provide notification thereof to Purchaser in writing as soon as possible. In the event that Supplier fails to agree to and implement a Required Amendment within a reasonable period mutually agreed by the Parties in good faith after approval thereof or such shorter timeframe as may be necessary to comply with any Regulatory Approval, cGMPs or other Applicable Laws, the Parties shall discuss the matter in good faith at a meeting of the JSC within [***], which, for clarity, shall be called as an ad-hoc meeting of the JSC pursuant to Section 3.3 of the License Agreement if there is not an already-scheduled meeting of the JSC in such timeframe. Upon final resolution of the matter, subject to Section 3.4 of the License Agreement, Purchaser may terminate this Agreement upon written notice to Supplier, which notice shall specify an effective date for such termination. Such termination shall be considered a termination by Purchaser pursuant to Section 8.2(b).
(g)
Without limitation to the foregoing, any amendment to Exhibit A to add additional Products, or to modify the applicable dosages and packaging configurations for any Product, including in anticipation of Marketing Authorization for any additional Products, dosages or packaging configurations, shall be made in accordance with and subject to Section 2.8 of the License Agreement, which, for clarity, shall not be considered an Amendment for purposes of Section 4.2(e).
4.3
Storage and Warehousing. Supplier shall at all times store and warehouse (or cause to be stored and warehoused) all Materials, reference samples and Supply Products (and retained samples thereof to the extent required to be retained by Supplier in accordance with this Agreement or the Quality Agreement) in accordance with the requirements set forth in the Quality Agreement. Supplier shall be responsible for sampling, storage, testing and reporting of Supply Products in accordance with applicable annual stability testing requirements, sample retention requirements and all testing parameters as described in the applicable Regulatory Documentation for the Company Territory, in each case, to the extent allocated to such Party under the Quality Agreement and as further described in the Quality Agreement.
4.4
Serialization. Supplier shall be responsible for ensuring that the Supply Products are packaged and labelled in accordance with any serialization requirements under Applicable Laws, including, as applicable, under Directive 2001/83/EC as amended and Commission Delegated Regulation (EU) 2016/161. For any Supply Product intended for sale in the EEA, the Parties shall agree in good faith a process for uploading or otherwise providing the serialization data for each pack of Supply Product to the European Medicines Verification System in accordance with Applicable Laws.
4.5
Quality Agreement. The Parties shall negotiate in good faith and enter into, in a timely manner and within [***] of the Effective Date, a quality agreement (the “Quality Agreement”) setting forth in detail the quality assurance arrangements and procedures with respect to the manufacture and supply of each Supply Product under this Agreement, which Quality Agreement shall be incorporated herein by reference. To the extent that the terms of this Agreement and those of the Quality Agreement are in conflict, the terms of this Agreement shall control except with respect to quality issues, which shall be governed by the Quality Agreement.
4.6
Records. Supplier shall keep complete and systematic written records of all documentation relating to the manufacture and supply of the Supply Products by Supplier under this Agreement and the Quality Agreement, including the batch records, and retain samples of the Supply Products and raw material thereof as are necessary to comply with manufacturing regulatory requirements as well as to assist with investigations for Defective Product. Supplier shall preserve all such records in accordance with its records retention policy, the requirements of the Quality Agreement and all Applicable Laws and regulations. All such records shall be available for Purchaser’s inspection upon advance written notice during business hours, and Purchaser shall have the right to request and obtain copies thereof, which Supplier shall promptly provide to Purchaser upon Purchaser’s request.
4.7
Quality Audit. During the Term and through the Approved Shelf Life of the last shipment of any Supply Product, Supplier shall allow, or shall cause its Affiliates, CMOs and Third Party Suppliers to allow, up to [***] from Purchaser or its representatives to carry out on-site audits (“Purchaser Audits”) of the facilities of Supplier and of any facilities where any Supply Product or Material is manufactured, processed or tested, including the [***] and any other Delivery Site (the “Facilities”), upon reasonable prior written notice. Supplier shall, or shall cause its Affiliates, CMOs and Third Party Suppliers to, permit access by such persons from Purchaser or its representatives to the manufacturing, packaging, warehousing and laboratory areas of the Facilities related to the manufacture, processing and testing of the Supply Product, including pertinent documentation, in connection with (a) Purchaser Audits or (b) any audits conducted by or on behalf of Supplier. Any such audit shall take place during normal business hours, last for no more than a reasonable number of Business Days and not interfere with Supplier’s (or its Affiliates’, CMOs’ or Third Party Suppliers’) normal operations. In the event that a Purchaser Audit reveals any non-compliance with the terms of the Transaction Agreements or Applicable Laws, Purchaser may provide the results of the audit and the observation(s) to the Supplier by means of a written report. If Purchaser provides such written report to Supplier, Supplier shall ensure a satisfactory follow-up to the observations made during the audit, and take corrective actions mutually agreed upon by the Parties. The frequency of Purchaser Audits shall be not more than [***] absent cause for more frequent audits; provided that Purchaser shall have the right to conduct additional inspections of those portions of the Facilities if the initial audit revealed any non-compliance with the terms of the Transaction Agreements or Applicable Laws. Purchaser shall bear the cost of any Purchaser Audit.
4.8
Regulatory Inspection. Supplier shall allow, or shall cause its Affiliates, CMOs and Third Party Suppliers to allow, the applicable Regulatory Authorities in the Company Territory to visit the Facilities, and to review records and conduct audits and inspections related to the manufacture and supply of the Supply Products. Supplier shall notify Purchaser pursuant to the Quality Agreement of any proposed visit or inspection, or immediately after learning of any unannounced visit or inspection, by any Regulatory Authority that are related to any Supply Product or that take place at the Facilities. Supplier shall, and shall cause its Affiliates, CMOs and Third Party Suppliers, as applicable, to, (a) cooperate with each Regulatory Authority in connection with any such visit or inspection, and (b) permit Purchaser and its agents to be present and participate in any such visit or inspection. Supplier shall provide Purchaser with information on the results of the inspection and a copy of any report and other written communications received from such Regulatory Authority in connection with any such visit or inspection, and any written communications received from such Regulatory Authority relating to a Supply Product or the manufacture, processing or testing thereof within [***] after receipt by Supplier thereof, in each case which may be reasonably redacted to remove information unrelated to supply of Supply Products pursuant to this Agreement. To the extent Supplier has a right to do so under its confidentiality obligations under any agreement with its CMOs or Third Party Suppliers, if applicable, Supplier shall provide (i) written notification of any observation, if any, that may impact the manufacture of a Supply Product; (ii) written notification of all related corrective actions and planned completion dates related to the manufacture of the Supply Product or the Materials or the facility or equipment used to manufacture, process or test the Supply Product or the Materials; and (iii) any further correspondence with the applicable Regulatory Authority regarding the Manufacture, processing, testing, or validation of the Supply Product or the Materials, or any process or procedure related thereto. Supplier shall consult with Purchaser concerning the response of Supplier to any communication from a Regulatory Authority and provide Purchaser with a copy of all draft responses for comment and shall consider Purchaser’s comments in good faith.
4.9
Recalls. Recalls shall be governed by Section 4.2(h)(iii) of the License Agreement and the Quality Agreement.
ARTICLE 5

CONFIDENTIALITY
5.1
Confidential Information. The provisions of Article 12 (except for Sections 12.4 and 12.5) of the License Agreement, together with the defined terms provided in the License Agreement to the extent necessary to interpret the Parties’ rights and obligations under such provisions, apply to this Agreement mutatis mutandis and are hereby incorporated into this Agreement by reference.
ARTICLE 6

REPRESENTATIONS, WARRANTIES AND COVENANTS
6.1
Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:
(a)
it is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)
it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action;
(c)
this Agreement is legally binding upon it, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, judicial principles affecting the availability of specific performance and other similar Applicable Laws affecting the enforcement of creditors’ rights generally), and does not conflict with or constitute a default under any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and
(d)
all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement, or the performance by such Party of its obligations under this Agreement, have been obtained.
6.2
Additional Supplier Warranties. Supplier represents and warrants to Purchaser, as of the Effective Date and at the time of delivery of the applicable Supply Product, and covenants to Purchaser that:
(a)
all Supply Products supplied under this Agreement shall be manufactured, processed and tested in compliance with all Applicable Laws, including cGMP, and the requirements of the Quality Agreement, the written instructions for the release of Product in all applicable regulatory filings, the approved batch records and any other Delivery Documentation;

(b)
Supplier shall convey, at the time of delivery of the applicable Supply Product, good title to all Supply Products supplied under this Agreement, free and clear of any security interest, lien or other encumbrance;
(c)
all Supply Product supplied under this Agreement, at the time of delivery of the applicable Supply Product, shall have an expiration date no earlier than [***] fewer than the Approved Shelf Life;
(d)
all Supply Products supplied under this Agreement shall conform to the Specifications; and
(e)
all Supply Products will have been Manufactured in facilities that are in compliance with all Applicable Law at the time of such Manufacture (including applicable inspection requirements of FDA and other Regulatory Authorities), and Supplier will have maintained (or caused its Affiliates and CMOs to maintain) all Manufacturing licenses and other regulatory and governmental permits, licenses and approvals under Applicable Laws necessary to Manufacture and supply the Supply Product; and
(f)
to Supplier’s knowledge, no CMO or Third Party Supplier owns or controls any Patent that is necessary for the Manufacture of the Supply Products in accordance with this Agreement.
6.3
No Debarment. Supplier represents and warrants to Purchaser that, as of the Effective Date, Supplier and its Affiliates have not, and have not used in any capacity, in connection with the Manufacture of the Supply Products in the Company Territory, any individual or entity who has been Debarred. Supplier covenants that it will not use in any capacity, in connection with the Manufacture of the Supply Products in the Company Territory, any individual or entity who has been Debarred. Supplier shall inform Purchaser in writing immediately upon becoming aware that any individual or entity who is performing hereunder is Debarred, or if any claim is pending or, to the best of Supplier’s knowledge, is threatened, relating to the Debarment of Supplier or any individual or entity used in any capacity by Supplier in connection with the Manufacture of the Supply Products.
6.4
Disclaimers. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT ARE MADE OR GIVEN BY OR ON BEHALF A PARTY UNDER THIS AGREEMENT, AND ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
6.5
Covenants. The Parties will discuss and cooperate in good faith on the selection and qualification of secondary suppliers for (a) each Key Material, including drug product for each Product, and (b) secondary packaging services.
ARTICLE 7

INDEMNIFICATION
7.1
Indemnification by Supplier. Supplier hereby agrees to defend, indemnify and hold harmless Purchaser, its Affiliates and its Sublicensees and its and their respective officers, directors, employees, and agents (each, a “Purchaser Indemnitee”) from and against any and all liabilities, expenses and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any Purchaser Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: (a) the negligence or willful misconduct of or violation of Applicable Law by any Supplier Indemnitee in the course of performance under this Agreement; (b) the breach by Supplier of this Agreement, including any representation, warranty or covenant of Supplier herein; and (c) the Manufacture of Supply Products by or on behalf of Supplier, its Affiliates, CMOs or other subcontractors in the Company Territory under this Agreement; except, in each case (a)-(c), to the extent such Losses arise out of any activity or occurrence for which Purchaser is obligated to indemnify the Supplier Indemnitees under Section 7.2 or under Section 11.2 of the License Agreement.

7.2
Indemnification by Purchaser. Purchaser hereby agrees to defend, indemnify, and hold harmless Supplier and its Affiliates and its and their respective officers, directors, employees, and agents (each, a “Supplier Indemnitee”) from and against any and all Losses to which any Supplier Indemnitee may become subject as a result of any Claim to the extent such Losses arise out of: (a) the negligence or willful misconduct or violation of Applicable Law by of any Purchaser Indemnitee in the course of performance under this Agreement; and (b) the breach by Purchaser of this Agreement, including any representation, warranty or covenant of Purchaser herein; except, in each case (a)-(b), to the extent such Losses arise out of any activity or occurrence for which Supplier is obligated to indemnify the Purchaser Indemnitees under Section 7.1 or under Section 11.1 of the License Agreement.
7.3
Indemnification Procedures. A Party that intends to claim indemnification under this Article 7 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense or settlement thereof. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. The indemnity arrangement in this Article 7 shall not apply to amounts paid in settlement of any action with respect to a Claim by the Indemnitee, if such settlement is effected without the consent of the Indemnitor , which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 7 if and to the extent the Indemnitor is actually prejudiced thereby. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification. The Indemnitor may settle any Claim or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnitor makes such payment, or (b) in all other cases, only with the prior written consent of the Indemnitee.
7.4
Insurance. Each Party, at its own expense, will maintain liability insurance (or self-insure) with respect to its activities under this Agreement in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement, and in no event less than is required by Applicable Law. Each Party will maintain such insurance or self-insurance coverage without interruption until the later of (a) [***] after termination or expiration of this Agreement, or (b) [***], and, if applicable, will provide certificates or letters evidencing such insurance coverage without interruption as reasonably requested during the period of time for which such coverage must be maintained. Each Party will be provided at least [***] prior written notice of any cancellation or material decrease in the other Party’s insurance coverage limits described above. Notwithstanding the foregoing, either Party’s failure to maintain adequate insurance will not relieve that Party of its obligations set forth in this Agreement.
7.5
Limitation of Liability.
(a)
NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.5(a) IS INTENDED TO OR SHALL LIMIT OR RESTRICT CLAIMS TO THE EXTENT ARISING FROM OR RELATING TO (i) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 7.1 OR 7.2, (ii) GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL BREACH OR WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR (iii) A PARTY’S BREACH OF CONFIDENTIALITY OR NON-USE OBLIGATIONS IN ARTICLE 5 ((i) THROUGH (iii) COLLECTIVELY, “EXCLUDED OBLIGATIONS”).
(b)
EACH PARTY’S ENTIRE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT, THE QUALITY AGREEMENT OR ANY ORDERS, OR THE SUBJECT THEREOF (PROVIDED THAT, FOR CLARITY, NOTHING IN THIS AGREEMENT SHALL OPERATE TO RESTRICT OR LIMIT LIABILITY UNDER THE LICENSE AGREEMENT), UNDER ANY LEGAL THEORY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL NOT EXCEED, [***].

(c)
For the avoidance of doubt, a Party may not recover for the same damages under both this Agreement and the License Agreement.
ARTICLE 8

TERM AND TERMINATION
8.1
Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to Section 8.2, shall remain in effect until the expiration or termination of the License Agreement (such period, the “Term”).
8.2
Termination.
(a)
Each Party shall have the right to terminate this Agreement in its entirety upon written notice of termination delivered to the other Party upon termination of the License Agreement for any reason.
(b)
Purchaser shall have the right to terminate this Agreement in its entirety upon written notice of termination delivered to Supplier if Supplier materially breaches this Agreement and has not cured such breach within [***] after receipt of written notice from Purchaser describing such breach and demanding its cure.
(c)
After [***], Supplier shall have the right to terminate this Agreement in its entirety upon written notice of termination delivered to Purchaser if Purchaser materially breaches this Agreement, other than for a Payment Breach (which shall be subject to Section 8.2(d)), and has not cured such breach within [***] after receipt of written notice from Supplier describing such breach and demanding its cure. For the avoidance of doubt, any unpaid invoices (regardless of the number of invoices or the amount thereof) or any breaches of Purchaser’s payment obligations under this Agreement shall, in each case, not be considered a basis for termination of this Agreement under this Section 8.2(c), and Supplier shall only be able to terminate this Agreement with respect to breaches of Purchaser’s payment obligations under this Agreement under Section 8.2(d).
(d)
Supplier shall have the right to terminate this Agreement in its entirety upon written notice to Purchaser if there is a Payment Breach, and Purchaser has not cured such Payment Breach after Supplier has provided [***] written notices with respect to any Payment Breach in accordance with the following sentence. With respect to any Payment Breach, Supplier shall first provide at least [***] written notices to Purchaser of such Payment Breach prior to exercising its right to terminate this Agreement pursuant to this Section 8.2(d): [***].
(e)
Purchaser shall have the right to terminate this Agreement in its entirety upon written notice to Supplier if Supplier makes a general assignment for the benefit of creditors, files a voluntary insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above and such proceeding is not dismissed within [***] after the commencement thereof.
8.3
Effects of Termination.
(a)
In the case of termination of this Agreement by Purchaser pursuant to Section 8.2(b) or 8.2(e), Purchaser shall have the right to purchase from Supplier the quantity of Supply Products set forth in the Binding Zone of the Forecast in effect as of the date of notice of such termination, and any Safety Stock in Supplier’s possession up to the amount required to manufacture such quantity of Supply Products. The purchase and delivery of such Supply Products and Safety Stock shall be made in accordance with Section 2.5, Section 2.6 and Article 3 (other than Section 3.1(a), which shall not apply to Safety Stock). The Parties shall discuss in good faith the applicable price for such Safety Stock, and Section 2.5, Section 3.1(b) and Section 3.3 shall apply to such Safety Stock as if it were Supply Product mutatis mutandis.

(b)
Upon expiration or termination of this Agreement for any reason, except to the extent that a receiving Party obtains or retains a license or other right to use the disclosing Party’s Confidential Information (whether under this Agreement or the License Agreement), each receiving Party shall use reasonable efforts to promptly return to the disclosing Party, or delete or destroy (to the extent consistent with Applicable Law), all relevant records and materials in such receiving Party’s possession and control to the extent containing Confidential Information of the disclosing Party; provided that such receiving Party may keep copies of such materials for archival purposes only subject to continuing confidentiality obligations and any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures but not for any other use or purpose. Notwithstanding the foregoing, this Section 8.3(b) shall not apply to Purchaser unless the License Agreement is terminated according to its terms, and then only to the extent that Purchaser is required to return, delete or destroy Confidential Information pursuant to Section 13.5(f) of the License Agreement.
(c)
Upon termination of this Agreement by Purchaser pursuant to Section 8.2(b) or 8.2(e), the Parties will perform the Technical Transfer activities set forth in Section 6.4 of the License Agreement, without effect to the conditions of Section 6.3(a) or 6.3(b) of the License Agreement [***].
8.4
Survival. Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Without limiting the foregoing, the following provisions shall survive any expiration or termination of this Agreement: Articles 1 (solely to the extent defined terms are used in provisions otherwise surviving), 5 (for the duration set forth therein), 7 (in the case of Section 7.4, solely for the duration set forth therein) and 9, and Sections 2.5 (to the extent of any surviving obligations to deliver Supply Product), 2.6 (to the extent of any surviving obligations to deliver Supply Product), 2.8, 3.1(a) (first sentence only, with respect to Supply Product delivered hereunder, regardless if delivered during or after the Term), 3.1(b) (with respect Supply Product delivered hereunder), 3.2, 3.3 (with respect Supply Product delivered hereunder), 3.4, 4.1 (with respect Supply Product delivered hereunder), 4.3 (with respect Supply Product delivered hereunder), 4.4 (with respect Supply Product delivered hereunder), 4.5 (last sentence only), 4.6, 4.7 (for the duration set forth therein), 4.8, 4.9, 6.1, 6.2 (with respect Supply Product delivered hereunder), 6.3 (first sentence only), 6.4, 8.3, 8.4 and 8.5.
8.5
Non-Exclusion of Remedies. The rights and remedies provided under this Agreement are cumulative and do not exclude any other right or remedy provided under this Agreement, by Applicable Law or otherwise available except as expressly set forth herein.
ARTICLE 9

MISCELLANEOUS
9.1
Governing Law; Jurisdiction and Venue. This Agreement, and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles. The application of the U.N. Convention on Contracts for the International Sale of Goods (1980) is excluded.
9.2
Entire Agreement; Modification. This Agreement, together with the other Transaction Agreements, including the Schedules and Exhibits hereto and thereto, is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein, including the Mutual Non-Disclosure Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.
9.3
Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Neither Party shall report the relationship between the Parties as a partnership for any tax purpose.

9.4
Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
9.5
Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations of a Party hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that either Party may, upon the prior notice to the other Party, assign or otherwise transfer this Agreement in its entirety without the other Party’s consent if the License Agreement is concurrently assigned to the same assignee: (a) in connection with the transfer or sale to a Third Party of all or substantially all of the business or assets of such Party (in the case of Supplier as the assigning Party, such business or assets relating to the Supply Products), whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise; or (b) to an Affiliate, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Section 9.5 shall be null and void.
9.6
Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.
9.7
Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, or by (a) air mail (postage prepaid) requiring return receipt, (b) overnight courier, or (c) electronic mail (with written confirmation of the recipient) thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other in accordance with this Section 9.7. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if air mailed, [***] after the date of postmark; (iii) if delivered by overnight courier, the next day the overnight courier regularly makes deliveries, and (iv) if notice is given by electronic mail, a hard copy shall be provided via air mail (postage prepaid) requiring return receipt, or courier service; the receipt of such hard copy by the receiving Party shall constitute notice here under.

If to Purchaser, notices must be addressed to:

ALK-Abelló A/S

Bøge Allé 6-8

2970 Hørholm, Denmark

Attention: CEO

with a copy to:

ALK-Abelló A/S

Bøge Allé 6-8

2970 Hørsholm, Denmark

Attention: Vice President, Corporate Affairs & Legal

If to Supplier, notices must be addressed to:

ARS Pharmaceuticals Operations, Inc.
11682 El Camino Real, Suite 120
San Diego, CA 92130, USA
Attention: Chief Executive Officer
Email: [***]

with a copy to:

Cooley LLP
10265 Science Center Dr.
San Diego, CA 92121
Attention: Charity Williams; Ken Rollins
Email: crwilliams@cooley.com; krollins@cooley.com

9.8
Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (but not, for the avoidance of doubt, Section 2.7) or delay or failure of transportation or supply of raw materials (other than failure to make payment when due) by reason of any event beyond such Party’s reasonable control including Acts of God, fire, flood, explosion, earthquake, epidemic, pandemic or related government orders, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, or any other event similar to those enumerated above (a “Force Majeure Event”). Such excuse from liability shall be effective only to the extent and duration of the Force Majeure Event(s) causing the failure or delay in performance and provided that the affected Party has not directly or indirectly caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to a Force Majeure Event must be given in writing to the other Party within [***] after its occurrence. All delivery dates under this Agreement that have been affected by a Force Majeure Event shall be tolled for the duration of such Force Majeure Event. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.
9.9
Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
9.10
Business Day Requirements. If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed required to be taken on the next occurring Business Day.
9.11
English Language. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.
9.12
Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means including without limitation (regardless of whether the words “without limitation” or similar phrasing is used on some places and not in others). The word “or” means “and/or” (regardless of whether the words “and/or” are used on some places and not in others) unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

9.13
Further Assurances and Actions. Each Party, upon the reasonable request of the other Party, without further consideration, shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, instruments and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement. The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.
9.14
No Third Party Beneficiaries. Except as expressly set forth in Article 7, no Person other than the Parties and their respective Affiliates and permitted assigns will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.
9.15
Dispute Resolution. The provisions of Article 14 of the License Agreement, together with the defined terms provided in the License Agreement to the extent necessary to interpret the Parties’ rights and obligations under such provisions, apply to this Agreement mutatis mutandis and are hereby incorporated into this Agreement by reference.
9.16
Expenses. All fees, costs and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement will be paid by the Party incurring such fees, costs and expenses.
9.17
Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or be executed by facsimile or PDF signature or other electronic signature means, and upon such delivery such electronic delivery or facsimile, PDF or electronic signature(s) will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties have executed this Commercial Supply Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

SUPPLIER:

ARS PHARMACEUTICALS OPERATIONS, INC.

By: /s/ Richard Lowenthal

Name: Richard Lowenthal

Title: President and Chief Executive Officer

PURCHASER:

ALK-ABELLÓ A/S

By: /s/ Peter Halling

Name: Peter Halling

Title: President and CEO

By: /s/ Claus Steensen Sølje

Name: Claus Steensen Sølje

Title: Executive Vice President and CFO

Signature Page to Commercial Supply Agreement

EXHIBIT A

SUPPLY PRODUCTS

[***]

EXHIBIT B

SPECIFICATIONS

[***]

SCHEDULE 1.30

Manufacturing LICENSES

[***]

SCHEDULE 2.8(a)

APPROVED MANUFACTURING SUBCONTRACTORS

[***]